Exhibit 4.23

Edwards Group plc’s Executive Annual Bonus Scheme 2012

CEO & CFO

Scheme Objective

The Company’s Executive Annual Bonus Scheme FY2012 is designed to reward a high performance culture by providing a clear link between the Company’s performance and pay and by aligning your bonus payment to the Company’s overall business achievements.

Bonus Structure:

•                  80% based on Company Financial performance, 20% based on functional performance

•                  100% of bonus paid annually

•                  Introduction of an EBITDA Margin threshold to trigger the functional performance and annual payment element

This year, 80% of your bonus opportunity will be based on the Company’s financial performance. The remaining 20% will be based on functional performance assessed by reference to the functional performance targets you have agreed with Remco and which are aligned to the Company corporate scorecard.

Your annual bonus opportunity is as follows:

Threshold Bonus Opportunity (% of base salary)	35%
On Target Bonus Opportunity (% of base salary)	70%
Maximum Bonus Opportunity (% of base salary)	91%

The bonus scheme will run from 1 January 2012 to 31 December 2012.

Financial Element

The financial element will account for 80% of the bonus opportunity and will be based on the following three financial measures:

•                  The Company’s EBITDA

•                  The Company’s EBITDA Margin

•                  The Company’s Operating Cash Flow

Each measure is discreet and equally weighted, based upon the Company’s financial priorities, and set out in the table below:

	Weighting (% of bonus	FY12 Annual Targets
Measure	opportunity)	Threshold	Target	Maximum
EBITDA	26.67%		£142.6m	£164.3m
EBITDA Margin	26.67%	20%	22.0%	23.5%
OCF	26.67%		95.6m	£115.0m

At the end of the year, a bonus payment will be made in respect of each financial measure if the target for that measure has been met. Payments will normally be made in the second month after the close of the year (due to confidentiality and financial reporting requirements)

•                  At the end of Q4, if the full year performance targets are met, then you will receive 80% of your annual bonus opportunity. This payment would normally be made in March 2013.

•                  There is also the potential to receive higher bonus payments (up to a maximum of 30% of your target bonus) by over-achieving against the targets. The maximum level of stretch bonus payment would be triggered by achieving the Maximum target detailed in the table above.  Incremental bonus would be paid on a ‘straight line’ basis for performance between the target and the maximum target.

•                  If none of the financial targets have been met through the year but the EBITDA Margin threshold target has been met this would then trigger a cumulative payment of 50% of the annual payment including the functional performance element.

Functional Performance Element

At the end of the year, if the EBITDA Margin target is met, this will trigger a 100% payment pot for the functional performance element.

It is your responsibility to set and agree your functional performance targets with the Remco which are aligned to the Company corporate scorecard. At the end of the year, you will be given a Functional Performance Score (based on performance against your agreed functional performance targets) which will be used to determine any payment within the final 20% of the bonus opportunity.

The Functional Performance Score will be translated into a factor to be used in your bonus calculation as per the table to the right.

Achievement of the threshold target for EBITDA margin will trigger a 50% payment pot for the functional performance element.  Performance between the threshold level and the target level EBITDA margin will be calculated on a ‘straight line’ basis to calculate the payment pot.  The fifth payment is capped at a 100% payment pot maximum and an assessment of the relevant functional performance score may adjust this upwards or downwards.

Functional Performance Score	Functional Performance Factor
<20	0.00
20	0.25
50	0.53
75	0.77
100	1.00
125	1.08
150	1.15
175	1.23
200	1.30

The individual fifth payment will be calculated by multiplying the Functional Performance Factor, the 20% weighting and the On Target Bonus Opportunity percentage, as per the example below (which assumes a Functional Performance Score of 125):

Functional Performance Factor = 1.08	x	Weighting = 20% of the Bonus Target	x	On Target Bonus Opportunity percentage = 70% of Base Salary	=	Payment (as a % of Base Salary) 15.12%

Any payment related to the functional performance element will normally be made in March 2013.

If the threshold EBITDA Margin target is not met the Board may at its discretion authorise payment of the functional performance element.

How does the scheme work?

Payments related to the financial element will only be triggered in respect of each individual financial measure if the target for each such individual financial measure is achieved at the end of the year. No payments will be made for measures below target. Subject to the achievement of these targets, you will receive payment on or around March 2013.

Payment related to the functional performance element can only be triggered if at the end of the year, the EBITDA Margin performance metric exceeds the Threshold level.

The table below sets out an illustration of your on target bonus opportunity - as a percentage of base salary - and demonstrates how the scheme will operate.

Metric	Weighting	Full year Annual Payment	5th Payment		Total
EBITDA	26.67%	18.67%	—		18.67%
EBITDA Margin	26.67%	18.67%	—		18.67%
OCF	26.67%	18.67%	—		18.67%
Functional Performance	20.00%		14.	%	14.0%
Total	100.0%	56%	14.0%		70.0%
Payment Date		March 2013	March 2013

Important Note

This document has been prepared by Edwards Group Plc (the Company) for the employees who will be participating in this scheme.

This document and its contents are strictly private and confidential and may not be reproduced, redistributed or passed on, directly or indirectly, to any other person or published, in whole or in part, for any purpose.

The numerical threshold and other figures contained in this document are performance targets only. No statement in this document is intended as a profit forecast, a profit estimate or a projection as to the Company’s future financial performance.

By accepting a copy of this document, you agree to be bound by the foregoing limitations and conditions.

Scheme Rules — Bonus Scheme FY12

1.              The bonus scheme does not in any way affect the terms of employment of any participant. Nothing in the scheme nor any action taken under it shall be construed as giving a participant any rights to be retained in the employment of the Company or any company in the group. The scheme is entirely discretionary and gives rise to no contractual entitlement or expectation as to payment. The operation of this bonus scheme in any one year shall not be construed as entitling any participant to participate in any similar bonus scheme in future years.

2.              The scheme shall operate for the Company’s financial year.

3.              The Company reserves the right to modify or terminate the scheme at any time.

4.              Any bonus is payable at the absolute discretion of the Board of the Company.

5.              Any bonus payable under the scheme will be based on the participant’s actual basic salary at the last day of each quarter and payable only to participants who are employees of the Company or any company in the group at the date of payment.

6.              Any changes in the bonus target opportunity applicable to a participant during any quarter (e.g. because of a mid-quarter promotion) will be pro-rated accordingly.

7.              Any bonus will be pro-rated according to the participant’s start date and any periods of unpaid absence during the bonus year.

8.              Any bonus payable under the scheme shall be determined in accordance with the rules set out herein.

9.              Any bonus payment will be paid in a lump sum, and will be subject to taxes and applicable deductions.

10.       No benefit under the scheme may be assigned, pledged, or charged in any way. Any attempt to encumber such a benefit under the scheme shall be void and, at the Company’s discretion, terminate the participant’s right to such benefit.

11.       Any participant in the scheme whose employment is terminated by way of redundancy during the course of any bonus quarter shall be entitled to receive a pro-rated bonus up to the date of termination for that quarter (if any), such payment to be made on the date as set out in the scheme details above.

Edwards Group plc’s Executive Quarterly Bonus Scheme 2012

Executive Officers (excluding CEO & CFO)

Scheme Objective

The Company’s Executive Quarterly Bonus Scheme FY2012 is designed to reward a high performance culture by providing a clear link between the Company’s performance and pay and by aligning your bonus payment to the Company’s overall business achievements.

Bonus Structure:

•                  80% based on Company Financial performance, 20% based on functional performance

•                  60% of bonus paid quarterly, 40% paid annually

•                  Introduction of an EBITDA Margin threshold to trigger the annual payment elements

This year, as in prior years, 80% of your bonus opportunity will be based on the Company’s financial performance. The remaining 20% will be based on functional performance assessed by reference to the functional performance targets you have agreed with the CEO and which are aligned to the Company corporate scorecard.

Your annual bonus opportunity is as follows:

Threshold Bonus Opportunity (%of base salary)	12%
On Target Bonus Opportunity (% of base salary)	60%
Maximum Bonus Opportunity (% of base salary)	78%

The bonus scheme will run from 1 January 2012 to 31 December 2012.

Financial Element

The financial element will account for 80% of the bonus opportunity and will be based on the following three financial measures:

•                  The Company’s EBITDA

•                  The Company’s EBITDA Margin

•                  The Company’s Operating Cash Flow

All quarterly targets are cumulative. Each measure is discreet and equally weighted, based upon the Company’s financial priorities, and set out in the table below:

	Weighting	Financial Targets FY2012
	(% of bonus	Q1		Q2		Q3		Q4
Measure	opportunity)	Target	Maximum	Target	Maximum	Target	Maximum	Target	Maximum
EBITDA	20.00%	£29.5m	£33.8m	£62.3m	£73.2m	£97.4m	£113.3m	£142.6m	£164.3m
EBITDA Margin	20.00%	19.3%	20.5%	20.2%	21.8%	20.8%	22.3%	22.0%	23.5%
EBITDA Margin (Annualised Element)	20.00%
OCF	20.00%	£14.5m	£23.0m	£38.8m	£51.0m	£64.2m	£82.0m	£95.6m	£115.0m
EBITDA Margin % for Q5 Payment	FY Target				22.0%
	FY Threshold				20.0%

At the end of each quarter, a bonus payment will be made in respect of each financial measure if the target for that measure has been met. Payments will normally be made in the second month after the close of the quarter (due to confidentiality and financial reporting requirements)

•                  If Q1 performance targets are met, you will receive 15% of your annual target bonus opportunity in May 2012.

•                  At the end of Q2, if the first 6 months’ performance targets are met, you will receive an additional 15% of your annual target bonus opportunity in August 2012

•                  At the end of Q3, if the first 9 months’ performance targets are met, you will receive a further 15% of your annual target bonus opportunity in November 2012

•                  Throughout the financial year, there is also the potential to receive higher bonus payments (up to a maximum of 30% of your target bonus) by over-achieving against the targets. The maximum level of stretch bonus payment would be triggered by achieving the Maximum target detailed in the table above.  Incremental bonus would be paid on a ‘straight line’ basis for performance between the target and the maximum target.

•                  At the end of Q4, if full year performance targets are met, then a ‘true up’ will be made for the year — which essentially means that any quarters where the targets were missed will be paid at the appropriate full year achievement level.  This payment would normally be made in March 2013.

•                  If none of the financial targets have been met through the year but the EBITDA Margin threshold target has been met this would then trigger a payment of 50% of the annualised elements of the bonus — the functional performance element (normally worth a potential 20%) and the non-quarterly financial performance element (also normally worth a potential 20%)

Functional Performance Element

At the end of the year, if the EBITDA Margin target is met, this will trigger a 100% payment pot for the functional performance element.

It is your responsibility to set and agree your functional performance targets with the CEO which are aligned to the Company corporate scorecard. At the end of the year, you will be given a Functional Performance Score (based on performance against your agreed functional performance targets) which will be used to determine any payment within the final 20% of the bonus opportunity.

The Functional Performance Score will be translated into a factor to be used in your bonus calculation as per the table to the right.

Achievement of the threshold target for EBITDA margin will trigger a 50% payment pot for the functional performance element.  Performance between the threshold level and the target level EBITDA margin will be calculated on a ‘straight line’ basis to calculate the payment pot.  The fifth payment is capped at a 100% payment pot maximum and an assessment of the relevant functional performance score may adjust this upwards or downwards.

Functional Performance Score	Functional Performance Factor
<20	0.00
20	0.25
50	0.53
75	0.77
100	1.00
125	1.08
150	1.15
175	1.23
200	1.30

The individual fifth payment will be calculated by multiplying the Functional Performance Factor, the 20% weighting and the On Target Bonus Opportunity percentage, as per the example below (which assumes a Functional Performance Score of 125):

Functional Performance Factor = 1.08	x	Weighting = 20% of the Bonus Target	x	On Target Bonus Opportunity percentage = 60% of Base Salary	=	Payment (as a % of Base Salary) 12.96%

Any payment related to the functional performance element will normally be made in March 2013.

If the threshold EBITDA Margin target is not met the Board may at its discretion authorise payment of the functional performance element.

How does the scheme work?

Payments related to the financial element will only be triggered in respect of each individual financial measure if the target for each such individual financial measure is achieved at the end of each quarter. No payments will be made for measures below target. Subject to the achievement of these targets, you will receive payment on or around the dates set out above.

Payment related to the functional performance element can only be triggered if at the end of the year, the EBITDA Margin performance metric exceeds the Threshold level.

The table below sets out an illustration of your on target bonus opportunity - as a percentage of base salary - and demonstrates how the scheme will operate.

		Target Bonus Opportunity* (as a % of base salary)
Metric	Weighting	Q1	Q2	Q3	Q4	Annual Payment	5th Payment	Annual
EBITDA	20.00%	3.0%	3.0%	3.0%	3.0%		—	12.0%
EBITDA Margin	40.00%	3.0%	3.0%	3.0%	3.0%	12%	—	24.0%
OCF	20.00%	3.0%	3.0%	3.0%	3.0%		—	12.0%
Functional Performance	20.00%	—	—	—	—		12.0%	12.0%
Total	100.0%	9.0%	9.0%	9.0%	9.0%	12%	12.0%	60.0%
Payment Date**		May 2012	August 2012	November 2012	March 2013	March 2013	March 2013

*Functional Performance Score at 100 and Financial performance at Target each quarter.

** Payment will be made on these dates or as soon as reasonably practicable after them, taking account of the Company’s confidentiality and financial reporting obligations

Important Note

This document has been prepared by Edwards Group Plc (the Company) for the employees who will be participating in this scheme.

This document and its contents are strictly private and confidential and may not be reproduced, redistributed or passed on, directly or indirectly, to any other person or published, in whole or in part, for any purpose.

The numerical threshold and other figures contained in this document are performance targets only. No statement in this document is intended as a profit forecast, a profit estimate or a projection as to the Company’s future financial performance.

By accepting a copy of this document, you agree to be bound by the foregoing limitations and conditions.

Scheme Rules — Bonus Scheme FY12

12.       The bonus scheme does not in any way affect the terms of employment of any participant. Nothing in the scheme nor any action taken under it shall be construed as giving a participant any rights to be retained in the employment of the Company or any company in the group. The scheme is entirely discretionary and gives rise to no contractual entitlement or expectation as to payment. The operation of this bonus scheme in any one year shall not be construed as entitling any participant to participate in any similar bonus scheme in future years.

13.       The scheme shall operate for the Company’s financial year.

14.       The Company reserves the right to modify or terminate the scheme at any time.

15.       Any bonus is payable at the absolute discretion of the Board of the Company.

16.       Any bonus payable under the scheme will be based on the participant’s actual basic salary at the last day of each quarter and payable only to participants who are employees of the Company or any company in the group at the date of payment.

17.       Any changes in the bonus target opportunity applicable to a participant during any quarter (e.g. because of a mid-quarter promotion) will be pro-rated accordingly.

18.       Any bonus will be pro-rated according to the participant’s start date and any periods of unpaid absence during the bonus year.

19.       Any bonus payable under the scheme shall be determined in accordance with the rules set out herein.

20.       Any bonus payment will be paid in a lump sum, and will be subject to taxes and applicable deductions.

21.       No benefit under the scheme may be assigned, pledged, or charged in any way. Any attempt to encumber such a benefit under the scheme shall be void and, at the Company’s discretion, terminate the participant’s right to such benefit.

22.       Any participant in the scheme whose employment is terminated by way of redundancy during the course of any bonus quarter shall be entitled to receive a pro-rated bonus up to the date of termination for that quarter (if any), such payment to be made on the date as set out in the scheme details above.